Exhibit 99.4

AGREEMENT TO SETTLE CONTROVERSY

 THIS AGREEMENT TO SETTLE CONTROVERSY (this “Agreement”) is entered into and effective as of this 21st day of February, 2007, by and between Fischer Imaging Corporation (“Fischer”) and Philips Medical Systems DMC GmbH (“PMS”), with reference to the following facts and recitals:

Recitals

A.            On August 22, 2006 (the “Petition Date”), Fischer commenced its case (the “Bankruptcy Case”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with this Court.  Fischer continues in possession of its properties and in management of its business as debtor in possession pursuant to §§ 1107 and 1108 of the Bankruptcy Code.

B.            On February 20, 2007, Fischer filed its Liquidating Chapter 11 Plan Proposed by Debtor, dated February 20, 2007 (the “Plan”).

C.            On or about October 14, 2004, Fischer and PMS entered into a Master Purchasing Agreement (Agreement No. P01-000132), dated October 14, 2004 (the “Agreement”).  Pursuant to the Agreement, Fischer sold certain digital imaging medical equipment known as a “Senoscan” to PMS.

D.            PMS timely filed three proofs of claim in the Fischer bankruptcy case.  Claim Number 29 asserted an unsecured nonpriority claim in the amount of $2,500,000; Claim Number 30 asserted a further unsecured nonpriority claim in the amount of $1,000,000; and Claim Number 31 asserted a further unsecured nonpriority claim in the amount of $237,000.  Together, these claims total $3,737,000 (together, the “PMS Claim”).  PMS has also informed Fischer that valid amendments to the PMS Claim would increase the claim amount by at least another $1,200,000.

E.             PMS asserts that the PMS Claim is for damages resulting from Fischer’s breach of the Agreement.  The PMS Claim includes amounts for prepayments, direct and indirect contract expenses, replacement product costs and estimated lost profits.

F.             Fischer disputes the amounts owed and has asserted a claim for setoff (“Fischer’s Setoff Claim”) arising out of the delivery of certain Senoscan units delivered to PMS.

G.            In order to minimize the cost, expense and uncertainty of litigation, Fischer and PMS are willing to settle all issues between them on the terms and conditions set forth below.

H.            It is understood that the parties’ agreement to the terms hereof shall in no manner be deemed to be an admission, express or implied, of liability by any party to any other person or entity, or of any fact, other than the facts set forth in Paragraphs A through F hereof, inclusive, or an admission of the merits of the position taken by any party hereto with respect to any matter.

Agreements

NOW, THEREFORE, for and in consideration of the mutual agreements, promises, covenants, and releases herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby conclusively acknowledged, it is hereby agreed by and between Fischer and PMS as follows:

1.             Effective Date.  As used herein, the term “Effective Date” means the first business day upon which all of the following conditions have been satisfied:

a.             An order approving this Agreement and authorizing Fischer to enter into and perform this Agreement (the “Approval Order”) shall have been entered by the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”) in the Bankruptcy Case;

b.             Ten days (as computed in accordance with Fed. R. Bankr. P. 9006) shall have passed from the entry of the Approval Order; and

c.             The Approval Order shall not have been reversed or modified on appeal and, if any such appeal is pending, the Approval Order shall not have been stayed.

2.             PMS Claim.  In full settlement of the PMS Claim and Fischer’s Setoff Claim, and as of the Effective Date, PMS shall have an allowed unsecured nonpriority claim in the amount of $1,250,000 (the “Allowed Claim”).  PMS shall not be entitled to the payment of any interest on the Allowed Claim, and further relinquishes and waives any right PMS might have thereto pursuant to Article 5, paragraph B of the Plan.  PMS shall vote and support, after review of a disclosure statement approved or conditionally approved by the Bankruptcy Court, the full amount of the Allowed Claim in favor of the Plan.

3.             Release by Fischer.  Effective upon the Effective Date, Fischer hereby releases, remises and forever discharges PMS, and its officers, directors, shareholders, employees, agents and attorneys from any and all claims, causes of action, manner of actions, debts, suits, liabilities, accounts, contracts and demands whether known or unknown, matured or unmatured, fixed or contingent, in law or equity (“Claims”), for or by reason of any matter, cause or thing  arising at any time through the date of this Agreement (excepting the obligations of the parties created by this Agreement).

4.             Release by PMS.  Effective upon the Effective Date, PMS hereby releases, remises and forever discharges Fischer, and its officers, directors, shareholders, employees, agents and attorneys, and Fischer’s estate, from any and all Claims, for or by reason of any matter, cause or thing whatsoever arising at any time through the date of this Agreement (except for the Allowed Claim and the obligations of the parties created by this Agreement).

5.             Costs.  Each party shall bear such party’s own costs and attorney’s fees.

6.             Amendments, Waiver.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties and understandings of the parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties.  No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

7.             Third Person Rights.  Nothing in this Agreement, except as provided in paragraphs 3 and 4 of this Agreement, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

8.             Binding on Heirs and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their legal representatives, successors and assigns, whether by operation of law or otherwise.

9.             Further Acts.   Each party shall execute any and all documents and perform and do any and all reasonable acts and things as are necessary and proper to effectuate the terms and provisions of this Agreement.

10.           Assignment of Claims.   Each of the parties represents and warrants to the other that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claims such party might have against the other.

11.           No Representations or Warranties.  Except as expressly set forth in this Agreement, neither of the parties hereto makes any representation or warranty, written or oral, express or implied.

12.           Specific Performance.  The Bankruptcy Court shall, upon application of any party hereto, require specific performance by any other party hereto of any obligations hereunder.  Each party hereby consents to the jurisdiction and venue of the Bankruptcy Court.

13.           Voluntary Agreement.  The parties represent and warrant to each other that each has completely read and understood this Agreement, voluntarily executed it and accepted the terms of this Agreement without any compulsion.

14.           Acceptance.  The signatories represent that the terms of this Agreement have been completely read and explained to them by their attorneys, or that they have had the opportunity to review the terms with their respective attorneys, and that the terms are fully understood and willingly and voluntarily accepted.

15.           Interpretation.  Each party has been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this

Agreement.  Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

16.           Authority.   The signatories to this Agreement represent and warrant that each has the right and authority to execute this Agreement in their individual or representative capacity, as applicable.

17.           Time of the Essence.  Time is of the essence.

18.           Counterparts.  This Agreement may be executed in counterparts.

19.           Facsimiles.  This Agreement may be executed by facsimile signatures, provided that original signatures are delivered by the Effective Date.

20.           Governing Law.  This Agreement shall be interpreted, governed and construed in accordance with the laws of the State of Colorado without regard to conflicts of law and Federal Bankruptcy laws.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date first above written.

PHILIPS MEDICAL SYSTEMS DMC GMBH	FISCHER IMAGING CORPORATION

By:	By:
Name:	Tom Connolly
Title:	President and CEO

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF COLORADO

In re:	)
)
FISCHER IMAGING CORPORATION,	)	Case No. 06-15611 EEB
)
EIN: 36-2756787)		Chapter 11
)
Debtor.	)
)

ORDER GRANTING MOTION FOR ORDER APPROVING AGREEMENT TO SETTLE CONTROVERSY BETWEEN DEBTOR AND PHILIPS MEDICAL SYSTEMS DMC GmbH

THIS MATTER comes before the Court on Debtor’s Motion for Order Approving Agreement to Settle Controversy between Debtor and Philips Medical Systems DMC GmbH (the “Motion”).  The Court being informed, and no objections having been filed and sustained, and after due deliberation and sufficient and good cause appearing therefore, it is:

ORDERED that the Motion is granted, and

FURTHER ORDERED that Debtor is authorized to enter into the Agreement to Settle Controversy, attached to the Motion, and undertake all actions described therein.

DATED this 13th day of April, 2007.

BY THE COURT:

United States Bankruptcy Judge